UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934


Date of Report (Date of earliest event reported)                  March 27, 2003



                          THE PROCTER & GAMBLE COMPANY
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        OHIO                         1-434                     31-0411980
--------------------------------------------------------------------------------
(State or other jurisdiction      (Commission               (IRS Employer
     of incorporation)             File Number)              Identification No.)


ONE PROCTER & GAMBLE PLAZA, CINCINNATI, OHIO                           45202
--------------------------------------------------------------------------------
  (Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code:   (513) 983-1100
                                                   --------------------
ITEM 5.     OTHER EVENTS.

            As disclosed in its Annual Report on Form 10-K for the year ended June 30, 2002, on May 31, 2002, The Procter & Gamble Company (the "Company") completed its spin-off of the Jif and Crisco brands. In addition, effective July 1, 2002, the Company realigned the management of its feminine care business from Baby, Feminine & Family Care to Beauty Care.

            To reflect these management and business changes, the Company has realigned its internal and external reporting segments. Beginning with the first quarter of fiscal year 2003 (July - September 2002), the feminine care business has been included in the Beauty Care segment, and the former Baby, Feminine & Family Care segment has become Baby & Family Care. The former Food & Beverage segment was renamed Snacks & Beverages, reflecting the remaining businesses.

            As required by FASB Statement No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION, prior year segment results have been reclassified to reflect these changes and provide comparable current and historical results. The elements of the former Food & Beverage segment that were spun off or divested, including Jif, Crisco and commercial shortening and oils, are now presented as part of Corporate. This change affects only the presentation of segment results and does not affect the consolidated results of The Procter & Gamble Company.

            In this form 8-K filing, segment information for the Company reflecting the new structure is presented for the fiscal years 2000 through 2002. The segment results that are affected by the management realignment in the Company's management discussion and analysis of financial condition and results of operations section of its Annual Report on Form 10-K for fiscal year 2002 is also included.


            The Company is filing this form 8-K pursuant to the SEC's Regulation FD.

                                    SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         THE PROCTER & GAMBLE COMPANY

                                         BY: /S/ SHARON E. ABRAMS
                                            ------------------------------
                                            Sharon E. Abrams, Secretary
                                            March 27, 2003


                                    Exhibits

99.1 Management Discussion and Analysis of Financial Condition and Results of Operations

99.2     Segment Information